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Exhibit 10.3

ADOLPH COORS COMPANY

EQUITY COMPENSATION PLAN
FOR
NON-EMPLOYEE DIRECTORS

Amended and Restated
Effective November 13, 2003
As Corrected and Conformed
June 30, 2004

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SECTION 12 PLAN AMENDMENT, MODIFICATION AND TERMINATION		11
SECTION 13 REQUIREMENTS OF LAW		11
13.1	Requirements of Law	11
13.2	Federal Securities Law Requirements	11
13.3	Governing Law	11
SECTION 14 DURATION OF THE PLAN		11

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ADOLPH COORS COMPANY
EQUITY COMPENSATION PLAN
FOR
NON-EMPLOYEE DIRECTORS

Amended and Restated
Effective November 13, 2003
As Corrected and Conformed
June 30, 2004

SECTION 1
INTRODUCTION

        1.1    Establishment.    Adolph Coors Company, a Delaware corporation (the "Company"), established the Adolph Coors Company Equity Compensation Plan for Non-Employee Directors (the "Plan") effective May 16, 1991, for those directors ("Directors") of the Company who are neither officers nor employees of the Company. The Plan is hereby amended and restated in its entirety, effective November 13, 2003, and as corrected and conformed June 30, 2004 to provide for the grant of non-qualified stock options and restricted stock awards to Directors of the Company.

        1.2    Purposes.    The purposes of the Plan are to encourage the Directors to own shares of the Company's stock and thereby to align their interests more closely with the interests of the other shareholders of the Company, to encourage the highest level of Director performance by providing the Directors with a direct interest in the Company's attainment of its financial goals, and to provide a financial incentive that will help attract and retain the most qualified Directors.

        1.3    Effective Date.    The effective date of the amended and restated Plan is November 13, 2003. The amended and restated Plan and each award granted under the amended and restated Plan is conditioned on and shall be of no force or effect until approval of the Plan by the holders of a majority of the shares of voting stock of the Company, unless the Company, on the advice of counsel, determines that shareholder approval is not necessary.

SECTION 2
DEFINITIONS

        2.1    Definitions.    The following terms shall have the meanings set forth below:

          (a)   "Affiliated Corporation" means any corporation or other entity that is affiliated with the Company through stock ownership or otherwise and is designated as an "Affiliated Corporation" by the Board.

          (b)   "Award" means an Option or a Restricted Stock Award issued hereunder.

          (c)   "Board" means the Board of Directors of the Company.

          (d)   "Director" means a member of the Board who is neither an officer nor an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under section 3401 of the Internal Revenue Code, and an officer is an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the bylaws of the Company to serve as such.

          (e)   "Disability" means a physical or mental condition of a Director that is determined by the Social Security Administration to entitle the Director to a Social Security disability benefit.

          (f)    "Fair Market Value" means the average of the highest and lowest sales prices for a share of Stock on the New York Stock Exchange on a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions. In the event that the method for determining the Fair Market Value of a share of Stock provided above shall not be practicable, then such Fair Market Value shall be determined by such other reasonable valuation method as the Board shall, in its discretion, select and apply in good faith as of the given date. If, upon exercise of an Option, the exercise price is paid by a broker's transaction as provided in Section 6.2(f), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

          (g)   "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          (h)   "Option" means the right to purchase Stock at a stated price for a specified period of time. All Options granted under the Plan shall be "non-qualified stock options" whose grant is not intended to fall under the provisions of section 422(a) of the Internal Revenue Code.

          (i)    "Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with Section 6.2(b).

          (j)    "Restricted Stock Award" means an award of Stock granted to a Director pursuant to Section 7 that is subject to certain restrictions imposed by the Board in accordance with the provisions of the Plan.

          (k)   "Stock" means the $.01 par value (non-voting) Class B Common Stock of the Company.

          (l)    "Voting Stock" means the $.01par value (voting) Class A Common Stock of the Company.

        2.2    Gender and Number.    Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

SECTION 3
PLAN ADMINISTRATION

        The Board shall be responsible for the administration of the Plan. The Board, by majority action thereof, is authorized to grant Options and Restricted Stock Awards to one or more Directors, as determined in their sole discretion, and to interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. The Board shall determine the form or forms of the agreements with Directors which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Directors with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Board shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Board pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

SECTION 4
STOCK SUBJECT TO THE PLAN

        4.1    Number of Shares.    Sixty thousand (60,000) shares of Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Board may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if, in the opinion of counsel for the Company, such shareholder approval is required. Shares of Stock that may be issued upon exercise of Options and that are issued as Restricted Stock Awards shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

        4.2    Other Shares of Stock.    Any shares of Stock that are subject to an Option that expires or for any reason is terminated unexercised and any shares of Stock that are subject to a Restricted Stock Award and which are forfeited, and any shares of Stock that for any other reason are not issued to a Director, shall automatically become available for use under the Plan.

        4.3    Adjustments for Stock Split, Stock Dividend, Etc.    If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Awards may be granted under the Plan; (ii) the number of shares of Stock subject to the automatic grant of Options to Directors in accordance with the provisions of Section 6; and (iii) the shares of the Stock then included in each outstanding Award granted hereunder.

        4.4    Other Distributions and Changes in the Stock.    If

          (a)   the Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding cash or distributions referred to in Section 4.3),

          (b)   the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company, or

          (c)   there shall be any other change (except as described in Section 4.3), in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Board shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Board, including without limitation, the setting aside of any property for delivery to the Director upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Board and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this Section 4.4, pursuant to Section 7.4 below, a Director holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock upon the Director's becoming a holder of record of the Stock.

        4.5    General Adjustment Rules.    No adjustment or substitution provided for in this Section 4 shall require the Company to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the total Option Price for the shares of Stock then subject to the Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the

Board to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to Restricted Stock Awards to reflect any such substitution or adjustment.

        4.6    Determination by the Board.    Adjustments under this Section 4 shall be made by the Board, whose determinations with regard thereto shall be final and binding upon all parties thereto.

SECTION 5
PARTICIPATION

        5.1    In General.    Each Director may receive Options and Restricted Stock Awards, as determined by the Board in its sole discretion, on the terms and conditions set forth under the Plan. Each Director shall, if required by the Board, enter into an agreement with the Company with respect to an Award, in such form as the Board shall determine and which is consistent with the provisions of the Plan. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern. Notice of the grant of an Award to a Participant, the terms and conditions with respect to such Award, and the acceptance of the Award by the Participant may be accomplished through such electronic, internet or such other non-paper means as may be specified from time to time by the Board for this purpose.

        5.2    Restriction on Award Grants to Certain Individuals.    Notwithstanding the foregoing provisions of Section 5.1, no Awards shall be granted to any lineal descendant of Adolph Coors, Jr. without the prior written approval of counsel to the Company as to the effect of any such grant on the possible status of the Company as a "personal holding company" within the meaning of Section 542 of the Internal Revenue Code.

SECTION 6
OPTIONS

        6.1    Grant.    (a) Each Director who is elected or re-elected to the Board at the annual meeting of shareholders, beginning with the annual meeting of shareholders held coincident with or immediately after the Effective Date, shall be eligible to receive an Option, granted on the last business day of the month during which the annual meeting of shareholders of the Company is held, to purchase such number of shares of Stock, if any, as shall be determined by the Board in its sole discretion. If a Director is elected as a Director after the beginning of the annual term for Directors, which begins at the May annual shareholders meeting, the Director shall be eligible to receive an Option for such number of shares of Stock, if any, as shall be determined by the Board in its sole discretion.

        (b)   Date of Grant. The date on which a Director receives an Option hereunder is referred to as the date of grant of such Option.

        (c)   Option Certificates. Each Option granted under the Plan shall be evidenced by a written stock option agreement or certificate (an "Option Certificate") issued in the name of the Director to whom the Option is granted. The Option Certificate shall incorporate and conform to the terms and conditions set forth herein. However, the grant of options may be reflected through the use of electronic, internet or such other non-paper means of communication as may be approved from time to time for this purpose by the Board and the terms and conditions of such Options, as well as the acceptance of such terms and conditions by the Option Holders may be accomplished through the use of electronic transmissions and signatures, as may be specified from time to time by the Board. References herein to the use of a stock option agreement or a stock option certificate shall include any such electronic documentation as may be established and approved for this purpose from time to time by the Board.

        6.2    Terms.    Options issued pursuant to the Plan have the following terms and conditions in addition to those set forth elsewhere herein:

          (a)   Number. Each Director shall receive under the Plan Options to purchase the number of shares of Stock specified in Section 6.1, subject to adjustment as provided in Section 4. Such grants shall be effective at the times specified in Section 6.1.

          (b)   Price. The price at which each share of Stock covered by the Option may be purchased by each Director shall be the Fair Market Value of the Stock on the date of grant, subject to adjustment as provided in Section 4.

          (c)   Duration of Options. The period within which each Option may be exercised shall expire ten years from the date the Option is granted (the "Option Period"), unless terminated sooner pursuant to subsection (d) below or fully exercised prior to the end of such period.

          (d)   Termination of Service, Death, Etc. The Option shall terminate in the following circumstances if the Director ceases to be a Director of the Company:

            (i)    If the Director is removed as a Director of the Company during the Option Period for cause, as determined by the Board in its sole discretion, the Option shall be void thereafter for all purposes.

            (ii)   If the Director ceases to be a Director of the Company on account of Disability, the Option may be exercised by the Director (or, in case of death thereafter, by the persons specified in Section 6.2(d)(iii)) within 36 months following the date on which the Director ceased to be a Director (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date the Director ceased to be a Director.

            (iii)  If the Director dies during the Option Period while still serving as a Director or within the three-month period referred to in Section 6.2(d)(iv) below, the Option may be exercised by those entitled to do so under the Director's will or by the laws of descent and distribution within 15 months following the Director's death (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date the Director ceased to be a Director.

            (iv)  If the Director ceases to be a director within the Option Period for any reason other than removal for cause, Disability or death, the Option may be exercised by the Director within three months following the date of such termination (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date the Director ceased to be a director.

          (e)   Transferability.

            (i)    Except as specifically provided in Section 6.2(e)(ii) below, an Option shall not be transferable by the Director except by will or pursuant to the laws of descent and distribution. An Option shall be exercisable during the Director's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Director's guardian or legal representative shall have all of the rights of the Director under this Plan.

            (ii)   The Board may, however, provide at the time of grant or thereafter that the Director may transfer an Option to a member of the Director's immediate family, a trust of which members of the Director's immediate family are the only beneficiaries, or a partnership of which members of the Director's immediate family or trusts for the sole benefit of the

    Director's immediate family are the only partners (the "InterVivos Transferee"). Immediate family means the Director's spouse, issue (by birth or adoption), parents, grandparents, siblings (including half brothers and sisters and adopted siblings) and nieces and nephews. No transfer shall be effective unless the Director shall have notified the Company of the transfer in writing and has furnished a copy of the documents that effect the transfer to the Company. The InterVivos Transferee shall be subject to all of the terms of this Plan and the Option, including, but not limited to, the vesting schedule, termination provisions, and the manner in which the Option may be exercised. The Board may require the Director and the InterVivos Transferee to enter into an appropriate agreement with the Company providing for, among other things, the satisfaction of required tax withholding with respect to the exercise of the transferred Option and the satisfaction of any Stock retention requirements applicable to the Director, together with such other terms and conditions as may be specified by the Board. Except to the extent provided otherwise in such agreement, the InterVivos Transferee shall have all of the rights and obligations of the Director under this Plan.

          (f)    Exercise, Payments, Etc.

            (i)    The method for exercising each Option shall be by delivery to the Company of written notice specifying the number of shares with respect to which the Option is exercised. For purposes of notification of exercise of an Option, the Option Holder may use such means of electronic communication as may be approved from time to time by the Board, which may include notice of exercise through the use of electronic, internet or other computer communications. The purchase of Stock pursuant to the Option shall take place at the principal office of the Company within thirty days following delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods set forth in Section 6.2(f)(ii) or a combination thereof. If the purchase price is paid by means of a broker's loan transaction as described in clause (C) of Section 6.2(f)(ii), in whole or on part, the closing of the purchase of the Stock under the Option shall take place on the date on which, and only if, the sale of Stock upon which the broker's loan was based has been closed and settled, unless the Director makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the purchase price by the Company regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Stock shall be delivered to the Director upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, the Company shall deliver a new Option Certificate evidencing the Option on the remaining shares on delivery of the outstanding Option Certificate for the Option being exercised.

            (ii)   The exercise price shall be paid by any of the following methods or any combination of such methods, at the option of the Director: (A) cash; (B) certified, cashier's or other check acceptable to the Company, payable to the order of the Company; or (C) delivery to the Company of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price of the Stock; or (D) delivery to the Company of certificates representing the number of shares of Stock then owned by the Director, the Fair Market Value of which (determined as of the date the notice of exercise is delivered to the Company) equals the exercise price of the Stock to be purchased pursuant to the Option, properly endorsed for transfer to the Company. No Option may be exercised by delivery to the Company of certificates representing Stock that has been held by the Director for less than six months or such other period as shall be sufficient for the Company to avoid, if possible, the recognition of expense with respect to the Option for accounting purposes.

          (g)   Service Required for Exercise. Except as set forth in Sections 6.2(d) and 8, each Option shall become exercisable on the earlier of the one year anniversary of the date of grant or the next following annual shareholders meeting following the date of grant, provided that the Director is still serving as a Director of the Company on such date. Except as set forth in Section 8, the Option shall not be exercisable as to any shares as to which the continuous service requirement has not been satisfied, regardless of the circumstances under which the Director ceased to be a director. The number of shares as to which the Option may be exercised shall be cumulative, so that once the Option becomes exercisable as to any shares it shall continue to be exercisable as to those shares until expiration or termination of the Option as provided in the Plan.

        6.3    Shareholder Privileges.    No Director shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Director becomes a holder of record of such Stock, and no adjustment shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Director becomes the holder of record of such Stock, except as provided in Section 4.

SECTION 7
RESTRICTED STOCK AWARDS

        7.1    Grant of Restricted Stock.    The Board may, from time to time in its sole discretion, grant an Award of Restricted Stock to one or more Directors. Any such Award shall be subject to such vesting and forfeiture provisions, and such other terms and conditions, as may be specified by the Board at the time of the grant of the Award.

        7.2    Restrictions.    Except as otherwise provided in the Plan, shares of Stock received pursuant to a Restricted Stock Award may not be sold, assigned, pledged, hypothecated, transferred or otherwise disposed of until the restrictions applicable to such Stock have lapsed pursuant to Section 7.3.

        7.3    Lapse of Restrictions.    Except as provided in Section 10, all restrictions on Stock covered by a Restricted Stock Award pursuant to this Section 7 shall lapse upon the satisfaction of such terms and conditions as may be specified by the Board at the time of the grant of the Award.

        7.4    Privileges of a Stockholder, Transferability.    A Director shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this Section 7. A Director's right to sell, encumber or otherwise transfer Stock after restrictions applicable to such Stock pursuant to this Section 7 have lapsed shall be subject to the limitations of Section 10.

        7.5    Enforcement of Restrictions.    The Board shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions imposed in the Plan and, in addition, may in its sole discretion require one or more of the following methods of enforcing such restrictions:

          (a)   Requiring the Director to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

          (b)   Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

SECTION 8
CHANGE OF CONTROL

        8.1    In General.    In the event of a Change of Control of the Company as defined in Section 8.3, then, subject to the provisions of Section 8.2, (a) all Options shall become immediately exercisable in full during the remaining term thereof, and shall remain so, whether or not the Participants to whom such Options have been granted remain employees of the Company or an Affiliated Corporation; and (b) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse. The Committee shall, in the event of a Change of Control of the Company, either (x) make appropriate provision for the adoption and continuation of the Plan and the outstanding Options by the acquiring or successor corporation and for the protection of outstanding Options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or other reorganized corporation that will be issuable with respect to the Stock, provided that the excess of the aggregate Fair Market Value of the shares subject to the Options immediately after such substitution over the Option Price thereof is not less than the excess of the aggregate Fair Market Value of the shares subject to such Options immediately before such substitution over the Option Price thereof, or (y) upon written notice to the Participants, provide that all unexercised Options must be exercised within a specified number of days (not less than ninety (90)) of the date of such notice or they will be terminated.

        8.2    Limitation on Payments.    If the provisions of Section 8 would result in the receipt by any Participant of a payment within the meaning of Section 280G of the Internal Revenue Code and the regulations promulgated thereunder and if the receipt of such payment by any Participant would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Participant of any excise tax provided for in Section 4999 of the Internal Revenue Code, then either (a) the amount of such payment shall be reduced in the manner determined by the Committee to the extent required, in the opinion of such independent tax counsel, to prevent the imposition of such excise tax; or (b) the amount of such payment shall not be reduced, depending upon whichever approach results in the greatest net after-tax benefit to the Participant, as determined by such independent tax counsel.

        8.3    Definitions.    a) For purposes of the Plan, a "Change of Control" shall occur if:

            (i)    a Person or Persons become(s) the direct or indirect Beneficial Owner of more than 20% of the total voting power of the Voting Stock of the Company at a time when the Existing Shareholder does not hold more than 50% of the voting power of the Voting Stock of the Company, provided that any such acquisition of beneficial ownership of Voting Stock by any of the following Persons shall not by itself constitute a Change of Control hereunder: (i) the Company or one of its wholly-owned subsidiaries or (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or one of its wholly-owned subsidiaries;

            (ii)   the Company consummates a merger, reorganization, recapitalization, joint venture, consolidation, share exchange, business combination or similar form of corporate transaction involving the Company (each, a "Business Combination") unless, immediately following such Business Combination, more than 50% of the voting power of the then outstanding Voting Stock of the Person resulting from consummation of such Business Combination (including, without limitation, any parent or ultimate parent corporation of such Person that as a result of such transaction owns directly or indirectly the Company and all or substantially all of the Company's assets) is held by the Existing Shareholder.

            (iii)  individuals who constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to February 14, 2002, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to be an Incumbent Director; or

            (iv)  the shareholders of the Company approve a dissolution or liquidation involving all or substantially all of the Company's assets, or the Company consummates the sale of all or substantially all of the Company's assets to a Person, unless more than 50% of the voting power of the Voting Stock of such Person is held directly or indirectly by the Existing Shareholder.

            (a)   For purposes of this Section 8.3, the following definitions are applicable:

              (i)    "Beneficial Owner and Beneficially Own" mean beneficial ownership as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to beneficially own all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

              (ii)   "Company Common Stock" means the Company's Class B Common Stock and any other common stock (whether voting or non-voting) that may be hereafter issued.

              (iii)  "Existing Shareholder" shall mean the Adolph Coors, Jr. Trust and any successor trust thereto the primary beneficiaries of which are descendants of Adolph Coors, Sr.

              (iv)  "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act).

              (v)   "Voting Stock" means any and all shares, interests, participants, rights in or other equivalents of capital stock and warrants or options exchangeable for or convertible into such capital stock which ordinarily have the power to vote for the election of directors, managers or other voting members of the governing body (the "Governing Board") of a Person.

SECTION 9
RIGHTS OF DIRECTORS

        9.1    Retention as Director.    Nothing contained in the Plan or in any Option or Restricted Stock Award granted under the Plan shall interfere with or limit in any way the right of the shareholders of the Company to remove any Director from the Board pursuant to the bylaws of the Company, nor confer upon any Director any right to continue in the service of the Company.

        9.2    Nontransferability.    Except as provided in Section 6.2(e), no right or interest of any Director in an Option or a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Director, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Director's death, a Director's rights and interests in Options and Restricted Stock Awards shall, to the extent vested, be transferable by testamentary will or the laws of descent and distribution. If in the opinion of the Board a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Board with evidence satisfactory to the Board of such status.

SECTION 10
COMPANY RIGHT TO PURCHASE STOCK

        10.1    Right of First Refusal.    (a) The Board may, in its sole discretion, provide at the time of the grant of an Award and cause to be reflected in the agreement with respect to such Award that the Stock acquired pursuant to the Plan shall be subject to the Company's right of first refusal set forth in the following subsections of this Section 10.1. The Board may also, in its sole discretion, waive the Company's rights under this Section 10 with respect to outstanding Awards and may modify outstanding Awards accordingly, at any time and from time to time, in its sole discretion.

        (b)   In the event of the death of a Director, or if a Director at any time proposes to transfer to a third party any of the Stock acquired pursuant to the Plan on or after the effective date of this amended and restated Plan, the Director (or his personal representative or estate, as the case may be) shall make a written offer (the "Offer") to sell all of the Stock acquired pursuant to the Plan then owned by the Director (or thereafter acquired by the Director's estate or personal representative pursuant to any Option or Restricted Stock Award hereunder) to the Company at the "purchase price" as hereinafter defined. In the case of a proposed sale of any of the Stock to a third party, the Offer shall state the name of the proposed transferee and the terms and conditions of the proposed transfer. In a case of a proposed sale through or to a registered broker/dealer, the Offer shall state the name and address of the broker. The Company shall have the right to elect to purchase all (but not less than all) of the shares of Stock. The Company shall have the right to elect to purchase the shares of Stock for a period of ten (10) days after the receipt by the Company of the Offer. The provisions of this Section 10 shall apply to proposed sales through or to a registered broker/dealer at the prevailing market price, even if the prevailing market price should fluctuate between the date the Company receives the Offer and the date the Company elects to purchase the shares of Stock. In all cases, the purchase price for the Stock shall be determined pursuant to subsection 10.1(e).

        (c)   The Company shall exercise its right to purchase the Stock by giving written notice of its exercise to the Director (or his personal representative or estate, as the case may be). If the Company elects to purchase the Stock, payment for the shares of Stock shall be made in full by Company check. Any such payments shall be made within ten (10) days after the election to purchase has been exercised.

        (d)   If the Stock is not purchased pursuant to the foregoing provisions, the shares of Stock may be transferred by the Director the proposed transferee named in the Offer to the Company, in the case of a proposed sale to a third party. However, if such transfer is not made within 120 days following the termination of the Company's right to purchase, a new offer must be made to the Company before the Director can transfer any portion of his shares and the provisions of this Section 10 shall again apply to such transfer. If the Company's right of first refusal under this Section 10 is created by an event other than a proposed transfer to a third party, the shares of Stock shall remain subject to the provisions of this Section 10 in the hands of the registered owner of the Stock.

        (e)   The purchase price for each share of Stock purchased by the Company pursuant to this Section 10 shall be equal to the Fair Market Value of the Stock on the date the Company receives the Offer under Section 10.1(a).

        10.2    Marking of Certificates.    Each certificate representing shares of Stock acquired pursuant to this Plan shall bear the following legend:

    The shares of stock represented by this Certificate are subject to all the terms of the Adolph Coors Company Equity Incentive Plan for Non-Employee Directors, as the Plan may be amended from time to time (the "Plan"). Copies of the Plan are on file at the office of the Company. The Plan, among other things, limits the right of the Owner to transfer the shares represented hereby and provides that in certain circumstances the shares may be purchased by the Company.

SECTION 11
GENERAL RESTRICTIONS

        11.1    Investment Representations.    The Company may require any Director to whom an Award is granted, as a condition of receiving such Option or Restricted Stock Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option or Restricted Stock Award for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

        11.2    Compliance with Securities Laws.    Each Option and Restricted Stock Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option or Restricted Stock Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares thereunder, such Option or Restricted Stock Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

        11.3    Changes in Accounting Rules.    Notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options and Restricted Stock Awards shall occur which, in the sole judgment of the Board, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Board shall have the right and power to modify as necessary any then outstanding Option or Restricted Stock Awards as to which the applicable restrictions have not been satisfied.

        11.4    Withholding of Tax.    To the extent required by applicable law and regulation, each Director must arrange with the Company for the payment of any federal, state or local income or other tax applicable to the exercise of an Option or the grant of a Restricted Stock Award granted hereunder before the Company shall be required to deliver to the Director a certificate for such Stock free and clear of all restrictions under this Plan.

SECTION 12
PLAN AMENDMENT, MODIFICATION AND TERMINATION

        The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

        No amendment, modification or termination of the Plan shall in any manner adversely affect any Options or Restricted Stock Awards theretofore granted under the Plan without the consent of the Director holding such Options or Restricted Stock Awards.

SECTION 13
REQUIREMENTS OF LAW

        13.1    Requirements of Law.    The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

        13.2    Federal Securities Law Requirements.    Awards granted hereunder shall be subject to all conditions required under Rule 16b-3 to qualify Option or the Restricted Stock Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement with the Director which describes the Option or Restricted Stock Award.

        13.3    Governing Law.    The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

SECTION 14
DURATION OF THE PLAN

        The Plan shall terminate at such time as may be determined by the Board of Directors, and no Option or Restricted Stock Award shall be granted after such termination. Options and Restricted Stock Awards outstanding at the time of the Plan termination shall become exercisable or free of restrictions, as the case may be, in accordance with their terms.

Dated:
ATTEST:	ADOLPH COORS COMPANY
By:

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ADOLPH COORS COMPANY EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS